Exhibit 10.2
EXECUTION COPY

STOCKHOLDERS’ AGREEMENT
by and among
EMDEON INC.,
HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.,
HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.,
HFCP VI DOMESTIC AIV, L.P.,
H&F HARRINGTON AIV II, L.P.,
HELLMAN & FRIEDMAN INVESTORS VI, L.P.,
GENERAL ATLANTIC PARTNERS 83, L.P.,
GENERAL ATLANTIC PARTNERS 84, L.P.,
GAP-W, LLC
GAPSTAR, LLC,
GAPCO GMBH & CO. KG,
GAP COINVESTMENTS CDA, L.P.,
GAP COINVESTMENTS III, LLC,
GAP COINVESTMENTS IV, LLC,
(solely for the purposes of Article I, Article V, Section 6.1, Section 6.2, Section 6.3,
Section 6.4, Section 6.5 and Article VII)
THE MANAGEMENT STOCKHOLDERS NAMED HEREIN
and
(solely for the purposes of Article I, Article V, Section 6.1, Section 6.2, Section 6.3,
Section 6.4, Section 6.5 and Article VII)
THE ERX STOCKHOLDERS NAMED HEREIN

Dated as of August 5, 2009

(i)

Exhibit A    Amended and Restated Certificate of Incorporation of the Company
Exhibit B    By-laws of the Company
Exhibit C    Form of Joinder to Stockholders’ Agreement
Exhibit D    Specified Value and Target

(ii)

STOCKHOLDERS’ AGREEMENT
          This STOCKHOLDERS’ AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of August 5, 2009, by and among Emdeon Inc., a Delaware corporation (the “Company”), Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership (“HF Stockholder 1”), Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership (“HF Stockholder 2”), HFCP VI Domestic AIV, L.P., a Delaware limited partnership (“HF Stockholder 3”), H&F Harrington AIV II, L.P., a Delaware limited partnership (“HF Stockholder 4”), Hellman & Friedman Investors VI, L.P., a Delaware limited partnership (“HF Stockholder 5” and, together with HF Stockholder 1, HF Stockholder 2, HF Stockholder 3 and HF Stockholder 4 and their respective Permitted Transferees, the “HF Stockholders”), General Atlantic Partners 83, L.P., a Delaware limited partnership (“GA Stockholder 1”), General Atlantic Partners 84, L.P., a Delaware limited partnership (“GA Stockholder 2”), GAP-W,LLC, a Delaware limited liability company (“GA Stockholder 3”), GapStar, LLC, a Delaware limited liability company (“GA Stockholder 4”), GAPCO GmbH & Co. KG, a Germany Gesellshaft mit beschränkter Haftung (“GA Stockholder 5”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GA Stockholder 6”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GA Stockholder 7”), and GAP Coinvestments IV, LLC, a Delaware limited liability company (“GA Stockholder 8” and, together with GA Stockholder 1, GA Stockholder 2, GA Stockholder 3, GA Stockholder 4, GA Stockholder 5, GA Stockholder 6, GA Stockholder 7 and their respective Permitted Transferees, the “GA Stockholders” and, together with the HF Stockholders, the “Institutional Stockholders”), (solely for the purposes of Article I, Article V, Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Article VII and without any rights or remedies under any other section hereof) the persons listed on the signature pages hereof under “Management Stockholders” (together with their respective Permitted Transferees, the “Management Stockholders”), and (solely for the purposes of Article I, Article V, Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Article VII and without any rights or remedies under any other section hereof) the persons listed on the signature pages hereof under “eRx Stockholders” (together with their respective Permitted Transferees, the “eRx Stockholders”), on the following terms and conditions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 1.1.
RECITALS
          WHEREAS, EBS Master LLC, a Delaware limited liability company of which the Company is managing member (“EBS Master”), the HF Stockholders, certain Affiliates of the GA Stockholders and the eRx Stockholders are parties to the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master, dated as of July 2, 2009, as amended by Amendment No. 1, dated as of August 5, 2009 (the “Existing EBS Master LLC Agreement”);
          WHEREAS, Section 7.4 of the Existing EBS Master LLC Agreement requires the parties to take certain actions in order to effect an initial public offering by the Company, including the execution of this Agreement, Amendment No. 2 to the Existing EBS Master LLC Agreement, and the Sixth Amended and Restated Limited Liability Company Agreement of EBS Master (in the form attached as an exhibit to the Reorganization Agreement, and as executed and delivered by the parties thereto and as may subsequently be amended, supplemented or restated from time to time, the “Amended EBS Master LLC Agreement”);
          WHEREAS, in accordance with Section 7.4 of the Existing EBS Master LLC Agreement, the parties hereto wish to enter into this Agreement to restrict the transfer of the Shares by, and to provide certain rights, including registration rights, priorities upon transfer and the right to nominate certain directors of the Company, for the Institutional Stockholders; and
          WHEREAS, the parties hereto wish to enter into this Agreement to restrict the transfer of the Shares by, and to provide certain rights, including registration rights, for the Management Stockholders and the eRx Stockholders.
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Certain Definitions. As used in this Agreement and any Schedules and Exhibits that may be attached to this Agreement, the following definitions shall apply:
          “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this Agreement, (i) the GA Stockholders, GA LLC and GAP-W shall each be deemed to be Affiliates of one another, (ii) the HF Stockholders, HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI, HF Fund VII and H&F shall each be deemed to be Affiliates of one another, (iii) no portfolio company of GA LLC (or its Affiliates) shall be deemed or treated as an Affiliate of the Company, EBS Master or the GA Stockholders and (iv) no portfolio company of H&F (or its Affiliates) shall be deemed or treated as an Affiliate of the Company, EBS Master or the HF Stockholders.
          “Agreement” has the meaning set forth in the preamble.
          “Amended EBS Master LLC Agreement” has the meaning set forth in the recitals.

          “beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
          “Board” means the Board of Directors of the Company.
          “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
          “Charter” means the Amended and Restated Certificate of Incorporation and By-laws of the Company, as the same may be amended, supplemented and/or restated from time to time, copies of which (as in effect on the IPO Date) are attached hereto as Exhibit A and Exhibit B, respectively.
          “Class A Shares” means the shares of Class A common stock, par value $0.00001 per share, of the Company, or any other Equity Securities of the Company into which such stock is reclassified or reconstituted.
          “Class B Shares” means the shares of Class B common stock, par value $0.00001 per share, of the Company, or any other Equity Securities of the Company into which such stock is reclassified or reconstituted (other than by Exchange).
          “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law.)
          “Company” has the meaning set forth in the preamble.
          “Company Securities” means Other Securities sought to be included in a registration for the Company’s account.
          “Confidential Information” has the meaning set forth in Section 7.9.
          “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.
          “Credit Facilities” means (i) the First Lien Credit Agreement, dated as of November 16, 2006, by and among GA EBS Merger, LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, EBS Master, as parent, the lenders party thereto, Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Trust Company Americas, as syndication agent and Bear Stearns Corporate Lending Inc., as documentation agent, as amended by Amendment No. 1 dated as of March 9, 2007 and Amendment No. 2 dated as of July 7, 2009, and as the same may be further amended, supplemented and/or restated from time to time and (ii) Second Lien Credit Agreement, dated as of November 16, 2006, by and among GA EBS Merger, LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, EBS Master, as parent, the lenders party thereto, Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Trust Company Americas, as syndication agent and Bear Stearns Corporate Lending Inc., as documentation agent, as amended by Amendment No. 1 dated as of July 7, 2009, and as the same may further be amended, supplemented and/or restated from time to time.
          “Demand” has the meaning set forth in Section 5.1(a).
          “Demand Registration” has the meaning set forth in Section 5.1(a).
          “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).
          “Director” means any of the individuals elected or appointed to serve on the Board.
          “Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including a contract of sale).
          “EBS Master” has the meaning set forth in the recitals.
          “Equity Securities” means (i) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (ii) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.
          “eRx Permitted Transferee” means any of (i) a trust established by or for the benefit of an eRx Stockholder of which only such eRx Stockholder and his or her immediate family members are beneficiaries, (ii) any Person established for the benefit of, and beneficially owned solely by, an entity eRx Stockholder or the sole individual direct or indirect owner of an entity eRx Stockholder, (iii) upon an individual eRx Stockholder’s death, an executor, administrator or beneficiary of the estate of the deceased eRx Stockholder, (iv) with respect to Class A Shares held by Lyle Holdings, LP, Mark Lyle (and upon his death, an executor, administrator or beneficiary of his estate) or a trust established by or for the benefit of Mark Lyle of which only Mark Lyle and his or her immediate family members are beneficiaries, and (v) with respect to

Class A Shares held by National Health Systems, Inc. (“NHS”) any controlled Affiliate of NHS, Ken Hill or his immediate family members for so long as such Person remains a controlled Affiliate of NHS, Ken Hill or his immediate family members.
          “eRx Shares” means any Shares held by an eRx Stockholder or eRx Permitted Transferee.
          “eRx Stockholders” has the meaning set forth in the preamble.
          “Escrow Agreement” means the Escrow Agreement, dated as of July 2, 2009, by and among Longhorn Members Representative, LLC, EBS Master, Envoy LLC, and U.S. Bank National Association, as escrow agent.
          “Escrowed Shares” means Shares held in accordance with the Escrow Agreement.
          “Exchange” means an exchange of Shares pursuant to Section 3.7 of the Amended EBS Master LLC Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
          “Existing EBS Master LLC Agreement” has the meaning set forth in the recitals.
          “FINRA” means the Financial Industry Regulatory Authority, or any successor self-regulatory organization.
          “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          “Form S-3 Registration Statement” has the meaning set forth in Section 5.3(c).
          “Form S-3 Shelf Registration Statement” has the meaning set forth in Section 5.3(c).
          “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 under the Securities Act.
          “GA LLC” means General Atlantic LLC, a Delaware limited liability company.
          “GA Permitted Transferee” means any investment fund Affiliated with a GA Stockholder that was formed to make or hold multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company, provided that the direct or indirect investment in the Company by such fund will not constitute a larger percentage of such fund’s aggregate investments than the agreement of limited partnership or operating agreement of such fund would permit.
          “GA Registration Party” means, collectively, those persons listed in clause (i) of the definition of “Registration Party.”
          “GA Stockholder 1” has the meaning set forth in the preamble.
          “GA Stockholder 2” has the meaning as set forth in the preamble.
          “GA Stockholder 3” has the meaning as set forth in the preamble.
          “GA Stockholder 4” has the meaning as set forth in the preamble.
          “GA Stockholder 5” has the meaning as set forth in the preamble.
          “GA Stockholder 6” has the meaning as set forth in the preamble.
          “GA Stockholder 7” has the meaning as set forth in the preamble.
          “GA Stockholder 8” has the meaning as set forth in the preamble.
          “GA Stockholders” has the meaning set forth in the preamble.
          “GAAP” means United States generally accepted accounting principles and practices in effect from time to time.
          “GAP-W” means GAP-W, LLC, a Delaware limited liability company.
          “Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
          “H&F” means Hellman & Friedman LLC, a Delaware limited liability company.
          “HF Fund I” means, collectively, Hellman & Friedman Capital Partners, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Fund II” means, collectively, Hellman & Friedman Capital Partners II, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.

          “HF Fund III” means, collectively, Hellman & Friedman Capital Partners III, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Fund IV” means, collectively, Hellman & Friedman Capital Partners IV, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Fund V” means, collectively, Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Fund VI” means, collectively, Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Fund VII” means, collectively, Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands exempted limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F, and any successor fund thereto so long as such successor fund is directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Funds” means HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI, and HF Fund VII.
          “HF Permitted Transferee” means any investment fund Affiliated with an HF Stockholder that was formed to make or hold multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company (or, in the case of “alternative investment vehicles” formed by, and that have the same partners with the same proportionate interests as an HF Fund, the HF Fund was formed to make multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company), provided that the direct or indirect investment in the Company by such fund will not constitute a larger percentage of such fund’s aggregate investments than the agreement of limited partnership of such fund would permit.
          “HF Registration Party” means, collectively, those persons listed in clause (ii) of the definition of “Registration Party.”
          “HF Stockholder 1” has the meaning set forth in the preamble.
          “HF Stockholder 2” has the meaning set forth in the preamble.
          “HF Stockholder 3” has the meaning set forth in the preamble.

          “HF Stockholder 4” has the meaning set forth in the preamble.
          “HF Stockholder 5” has the meaning set forth in the preamble.
          “HF Stockholders” has the meaning set forth in the preamble.
          “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 5.1(c).
          “Indemnified Liabilities” has the meaning set forth in Section 7.19.
          “Indemnified Parties” has the meaning set forth in Section 7.19.
          “Independent Director” means a Director who is, as of the date of such Director’s election or appointment and as of any other date on which the determination is being made, an NYSE Independent Director and an SEC Independent Director.
          “Initial Post-IPO Period” has the meaning set forth in Section 2.1(d)(i).
          “Initiating Shelf Holder” has the meaning set forth in Section 5.4(a).
          “Institutional Stockholders” has the meaning set forth in the preamble and shall also include any Person that executes this Agreement as an Institutional Stockholder, and any other Person who shall become a party to or bound by this Agreement as an additional or substituted Institutional Stockholder as set forth herein, that has not made a disposition of all Shares held by such Person.
          “IPO” means the first Public Offering of Class A Shares in a firm commitment underwriting.
          “IPO Date” means the date on which the IPO is consummated.
          “IPO Registration Statement” means the initial registration statement filed under the Securities Act with respect to the IPO.
          “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
          “Legal Action” has the meaning set forth in Section 7.11.
          “Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
          “Liquidating Events” has the meaning attributed to such term in the Amended EBS Master LLC Agreement.

          “Management Permitted Transferee” means any of (i) a trust established by or for the benefit of a Management Stockholder of which only such Management Stockholder and his or her immediate family members are beneficiaries, (ii) any Person established for the benefit of, and beneficially owned solely by, an entity Management Stockholder or the sole individual direct or indirect owner of an entity Management Stockholder, and (iii) upon an individual Management Stockholder’s death, an executor, administrator or beneficiary of the estate of the deceased Management Stockholder.
          “Management Shares” means any Shares held by a Management Stockholder or a Management Permitted Transferee.
          “Management Stockholders” has the meaning set forth in the preamble.
          “Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5.4(b).
          “Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5.4(c).
          “Non-Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5.4(d).
          “NYSE” means the New York Stock Exchange or other stock exchange or securities market on which the Class A Shares are at any time listed or quoted.
          “NYSE Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the NYSE, as amended from time to time, as determined by the Board without the vote of such Director.
          “Ordinary S-3 Registration Statement” has the meaning set forth in Section 5.3(e).
          “Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.
          “Other Stockholder” has the meaning set forth in Section 6.3(a).
          “Permitted Transferees” means, collectively, the GA Permitted Transferees, HF Permitted Transferees, Management Permitted Transferees and eRx Permitted Transferees.
          “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          “Piggyback Notice” has the meaning set forth in Section 5.2(a).
          “Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.
          “Pro Rata Commencement Time” has the meaning set forth in Section 4.1(a)(i)(A).
          “Pro Rata Take-Down Portion” has the meaning set forth in Section 5.4(f).
          “Public Offering” means a public offering of Class A Shares pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their respective equivalents) filed by the Company under the Securities Act.
          “Registrable Securities” means Class A Shares owned by the Institutional Stockholders, Management Stockholders and eRx Stockholders, including any Class A Shares issuable or issued upon conversion or exchange of other securities of the Company or any of its Subsidiaries (including, for the avoidance of doubt, any Class A Shares issuable upon exchange of Units and the corresponding Class B Shares), until (i) a registration statement covering such Class A Shares has been declared effective by the SEC and such Class A Shares have been disposed of pursuant to such effective registration statement, (ii) such Class A Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Class A Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Class A Shares not bearing the legend required pursuant to this Agreement and such Class A Shares may be resold without limitation or subsequent registration under the Securities Act; provided, that Registrable Securities shall not include restricted securities that have not yet vested or Escrowed Shares.
          “Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to Article V, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants, including for special audits and comfort letters; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters and the Selling Holders in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by FINRA of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix)all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 5.7(o); (x) the reasonable fees and expenses of counsel for each of the Registration Parties participating in the registration incurred in connection with any such registration; and (xi) any other fees and disbursements of underwriters customarily paid by the Selling Holders, but excluding underwriting discounts and commissions and transfer taxes, if any (which underwriting discounts and commissions and transfer taxes shall be borne by the Selling Holders and, if selling securities in such offering, the Company, pro rata in accordance with the total amount of securities sold in such offering by each such Person in accordance with Section 5.6(b)).
          “Registration Party” means any of: (i) any GA Stockholder or any of its respective Transferees under Section 5.1(c) holding Registrable Securities, (ii) any HF Stockholder or any of its respective Transferees under Section 5.1(c) holding Registrable Securities, (iii) any Management Stockholder or Management Permitted Transferee holding Registrable Securities and (iv) and any eRx Stockholder or eRx Permitted Transferee holding Registrable Securities.
          “Reorganization Agreement” means the Reorganization Agreement, dated as of August 4, 2009, by and among the Company, EBS Acquisition II, LLC, Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV I, L.P., H&F GP, Harrington, H&F AIV II, GA Pubco Sub, HF Pubco Sub, Plan Member, the eRx Stockholders and EBS Master, as it may be amended, supplemented or restated from time to time.
          “Sale Notice” has the meaning set forth in Section 6.3(b).
          “SEC” means the Securities and Exchange Commission, or any successor agency.
          “SEC Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10A-3 under the Exchange Act as well as any other requirement of the U.S. securities laws which is then applicable to the Company, as determined by the Board without the vote of such Director.
          “Second Post-IPO Period” has the meaning set forth in Section 2.1(d)(i).
          “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

          “Selling Holders” means, with respect to any registration statement, any Registration Party whose Registrable Securities are included therein.
          “Shares” means any shares of common stock of the Company, including the Class A Shares, the Class B Shares and any Shares issued in exchange for shares of any Subsidiaries of the Company, and shall also include any Equity Security issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.
          “Shelf Holder” means any holder of Registrable Securities that are included in the Form S-3 Shelf Registration Statement.
          “Shelf Take-Down” has the meaning set forth in Section 5.4(a).
          “Stockholders” means, collectively, the Institutional Stockholders, Management Stockholders and eRx Stockholders.
          “Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (i) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (ii) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities. Notwithstanding the foregoing, EBS Master will be considered a Subsidiary of the Company for as long as the Company directly or indirectly owns any Units of EBS Master.
          “Tag-Along Notice” has the meaning set forth in Section 6.3(b).
          “Tag-Along Right” has the meaning set forth in Section 6.3(a).
          “Tag-Along Sale Transaction” has the meaning set forth in Section 6.3(a).
          “Tag-Along Seller” has the meaning set forth in Section 6.3(a).
          “Tax Distribution” has the meaning attributed to such term in the Amended EBS Master LLC Agreement.
          “Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of; provided, that (i) a change in the relative equity ownership in GA LLC or H&F among the individual officers, directors, managers, partners or other individual controlling persons of GA LLC or H&F, as applicable (in each case, as compared to the relative equity ownership thereof as of the Effective Date), shall not of itself constitute a “Transfer,” (ii) a pledge by GAP LP, GA LLC, GAP Coinvestments III, GAP Coinvestments IV, GapStar, Gmbh Coinvestment or GAP-W (collectively, the “GA Entities”) or their controlled Affiliates of Equity Securities of the Company under any credit facility of a GA Entity shall not of itself constitute a “Transfer,” and (iii) a pledge by any HF Stockholder or its controlled Affiliates of Common Stock under any credit facility of an HF Stockholder shall not of itself constitute a “Transfer.” For the avoidance of doubt, (a) any Transfer, directly or indirectly, of any Equity Securities of any GA Stockholder to any Person that is not a partner or member of a GA Entity shall be considered a Transfer by the GA Stockholder, (b) any Transfer, directly or indirectly, of any Equity Securities of any HF Stockholder to any Person that is not a partner in HF Fund VI shall be considered a Transfer by the HF Stockholder, (c) any assignment of Equity Securities of any of the GA Entities or HF Fund VI that results in a Person holding directly or indirectly Equity Securities in a GA Stockholder or an HF Stockholder will not be considered a Transfer, and (d) any assignment of Equity Interests of NHS among Ken Hill and his family members will not be considered a Transfer. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
          “Underwritten Shelf Take-Down” has the meaning set forth in Section 5.4(b).
          “Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5.4(b).
          “VCOC Equityholder” has the meaning set forth in Section 3.1(c).
          “Voting Power” means the aggregate number of votes authorized by the Company’s Amended and Restated Certificate of Incorporation, as it may be amended, supplemented or restated from time to time, to be cast in the election of directors by the holders of all outstanding securities of the Company entitled to vote in the election of a majority of the directors of the Company.
          Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;
          (b) all accounting terms not otherwise defined herein have the meanings assigned under the United States generally accepted accounting principles and practices in effect from time to time;

          (c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;
          (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
          (e) the word “or” is not exclusive and whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;
          (f) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
          (g) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (h) if any GA Stockholder shall hereafter Transfer any of its Shares to any of the GA Permitted Transferees in accordance with Section 6.1, the term “GA Stockholder” shall mean the GA Stockholders and such GA Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the GA Stockholders may be exercised or taken at the election of the GA Stockholders and such GA Permitted Transferees who, collectively, hold a majority of all of the Voting Power held by the GA Stockholders and the GA Permitted Transferees;
          (i) if any HF Stockholder shall hereafter Transfer any of its Shares to any of the HF Permitted Transferees in accordance with Section 6.1, the term “HF Stockholder” shall mean the HF Stockholders and such HF Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the HF Stockholders may be exercised or taken at the election of the HF Stockholders and such HF Permitted Transferees who, collectively, hold a majority of all of the Voting Power held by the HF Stockholders and the HF Permitted Transferees;
          (j) if any Management Stockholder shall hereafter Transfer any of its Shares to any of the Management Permitted Transferees in accordance Section 6.1, the term “Management Stockholder” shall mean the Management Stockholders and such Management Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Management Stockholders may be exercised or taken at the election of the Management Stockholders and such Management Permitted Transferees who, collectively, hold a majority of all of the Voting Power held by the Management Stockholders and the Management Permitted Transferees; and
          (k) if any eRx Stockholder shall hereafter Transfer any of its Shares to any of the eRx Permitted Transferees in accordance Section 6.1, the term “eRx Stockholder” shall mean the eRx Stockholders and such eRx Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the eRx Stockholders may be exercised or taken at the election of the eRx Stockholders and such eRx Permitted Transferees who, collectively, hold a majority of all of the Voting Power held by the eRx Stockholders and the eRx Permitted Transferees.
ARTICLE II
CORPORATE GOVERNANCE
          Section 2.1 Board of Directors.
          (a) Size. On and after the IPO Date, the Board shall consist of nine Directors; provided, that the Board shall further increase the number of Independent Directors to the extent necessary to comply with applicable Law and the NYSE rules. If the number of Directors on the Board is increased pursuant to the proviso of the immediately preceding sentence, then the GA Stockholders and the HF Stockholders shall agree to proportionate increases to the number of Directors that each is entitled to nominate as set forth in Section 2.1(b) after giving effect to all such increases to the size of the Board.
          (b) Composition. Subject to Section 2.1(a), the rights of the GA Stockholders and the HF Stockholders to nominate Directors shall be as follows:
(i)	So long as the GA Stockholders in the aggregate beneficially own a number of Class A Shares equal to (x) more than 40% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), they shall be entitled to nominate three Directors, (y) not more than 40% but more than 20% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), they shall be entitled to nominate two Directors and (z) not more than 20% but more than 5% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), they shall be entitled to nominate one Director.

(ii)	So long as the HF Stockholders in the aggregate beneficially own a number of Class A Shares (including Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) equal to (x) more than 20% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), they shall be entitled to nominate two Directors and (y) not more than 20% but more than 5% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), they shall be entitled to nominate one Director. Unless otherwise agreed by the HF Stockholders, the Board nomination rights provided in this Section 2.1(b)(ii) will be exercised by the HF Stockholders as follows: HF Stockholder 3 will nominate the first Director and HF Stockholder 4 will nominate the second Director.

(iii)	In connection with each election of directors, the HF Stockholders and the GA Stockholders will have the right to jointly nominate one Director who must be an Independent Director and will cooperate and take all reasonable actions necessary to jointly nominate such Independent Director; provided, that at any time after the date hereof (A) if the HF Stockholders are no longer entitled to nominate at least one Director pursuant to this Section 2.1(b) but the GA Stockholders are entitled to nominate at least one Director pursuant to this Section 2.1(b), then the GA Stockholders shall have the sole right to nominate such Independent Director by delivering a written notice to the Company and the HF Stockholders, (B) if the GA Stockholders are no longer entitled to nominate at least one Director pursuant to this Section 2.1(b) but the HF Stockholders are entitled to nominate at least one Director pursuant to this Section 2.1(b), then the HF Stockholders shall have the sole right to nominate such Independent Director by delivering a written notice to the Company and the GA Stockholders, and (C) if neither the GA Stockholders, on the one hand, nor the HF Stockholders, on the other hand, are entitled to nominate at least one Director pursuant to this Section 2.1(b), then neither the GA Stockholders nor the HF Stockholders shall have the right to nominate an Independent Director.

(iv)	The Company hereby agrees (A) to include the nominees of the GA Stockholders and the HF Stockholders nominated pursuant to this Section 2.1(b) as the nominees to the Board on each slate of nominees for election of the Board proposed by management of the Company, (B) to recommend the election of such nominees to the shareholders of the Company and (C) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominees to be elected to the Board.
          (c) Nominations. The initial Director nominees of the GA Stockholders are Mark Dzialga, Jonathan Korngold, and Tracy Bahl. The initial Director nominees of the HF Stockholders are Philip Hammarskjold and Allen Thorpe. The initial Independent Director jointly nominated by the HF Stockholders and the GA Stockholders in accordance with Section 2.1(b)(iii) is James Kever. The remaining initial directors of the Company are Dinyar Devitre, George Lazenby and Philip Pead, none of whom are nominees of either the GA Stockholders or the HF Stockholders. With respect to any Director to be nominated by the Institutional Stockholders other than the initial Directors listed above, an Institutional Stockholder shall nominate its Director or Directors by delivering to the Company its written statement at least 30 days prior to the one-year anniversary of the preceding annual meeting nominating its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address; provided, that if an Institutional Stockholder shall fail to deliver such written notice, such Institutional Stockholder shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to this Section 2.1(c)) by such Institutional Stockholder who is/are currently serving on the Board. The Independent Director nominated in accordance with Section 2.1(b)(iii) shall be nominated by the GA Stockholders and the HF Stockholders delivering to the Company a written statement nominating such Independent Director.
          (d) Right to Delegate; Committees. The Company shall establish and maintain an audit committee, a compensation committee and a nominating committee of the Board, as well as such other Board committees as the Board deems appropriate from time to time or as may be required by applicable Law or the NYSE rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and shall be composed as follows:
(i)	The audit committee shall be composed as follows: (A) during the 90-day period that will commence on the date of effectiveness of the IPO Registration Statement (the “Initial Post-IPO Period”), the audit committee shall consist of the following three Directors: one Independent Director (who shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K), one Director nominated by the GA Stockholders (but only if the GA Stockholders are then entitled to nominate Directors) and one Director nominated by the HF Stockholders (but only if the HF Stockholders are then entitled to nominate Directors); (B) upon the completion of the Initial Post-IPO Period and until one year from the date of effectiveness of the IPO Registration Statement (the “Second Post-IPO Period”), the audit committee shall consist of the following three Directors: two Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K) and one Director nominated by the GA Stockholders (but only if the GA Stockholders are then entitled to nominate Directors) or one Director nominated by the HF Stockholders (but only if the HF Stockholders are then entitled to nominate Directors) as determined by mutual agreement of the GA Stockholders and the HF Stockholders; and (C) upon the completion of the Second Post-IPO Period, the audit committee shall consist of at least three Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K).

(ii)	The compensation committee shall consist of: an NYSE Independent Director, a Director nominated by the GA Stockholders (but only if the GA Stockholders are then entitled to nominate Directors) and a Director nominated by the HF Stockholders (but only if the HF Stockholders are then entitled to nominate Directors) and, following such time as the (x) GA Stockholders in the aggregate beneficially own a number of Class A Shares equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) and (y) HF Stockholders in the aggregate beneficially own a number of Class A Shares (including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), such additional members as determined by the Board.

(iii)	The nominating committee shall consist of: an NYSE Independent Director, a Director nominated by the GA

Stockholders (but only if the GA Stockholders are then entitled to nominate Directors) and a Director nominated by the HF Stockholders (but only if the HF Stockholders are then entitled to nominate Directors) and, following such time as the (x) GA Stockholders in the aggregate beneficially own a number of Class A Shares equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) and (y) HF Stockholders in the aggregate beneficially own a number of Class A Shares (including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), such additional members as determined by the Board.

(iv)	Any other committee of the Board shall consist of at least one Director nominated by the GA Stockholders (but only if the GA Stockholders are then entitled to nominate Directors) and at least one Director nominated by the HF Stockholders (but only if the HF Stockholders are then entitled to nominate Directors) and, following such time as the (x) GA Stockholders in the aggregate beneficially own a number of Class A Shares equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) and (y) HF Stockholders in the aggregate beneficially own a number of Class A Shares (including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units) equal to less than 10% of the aggregate number of Class A Shares outstanding immediately prior to the consummation of the IPO (excluding Management Shares and eRx Shares but including all Class A Shares issuable to the HF Stockholders in exchange for Class B Shares and Units), such additional members as determined by the Board; provided that, in the event that no Director nominated by either of the HF Stockholders or the GA Stockholders is eligible to serve on a special committee, the members of such committee shall be determined by the Board.
Notwithstanding the foregoing, the Board (upon the recommendation of the nominating committee of the Board) shall, only to the extent necessary to comply with applicable Law and the NYSE rules, modify the composition of any such committee to the extent required to comply with such applicable Law and the NYSE rules. If any vacant Director position on any committee of the Board results from an Institutional Stockholder no longer being entitled to nominate Directors, then such vacant position shall be filled by the Board in accordance with the last sentence of Section 2.1(f).
          (e) Removal. Directors shall serve until their resignation or removal or until their successors are nominated; provided, that if the number of Directors that any Institutional Stockholder is entitled to nominate pursuant to Section 2.1(b) is reduced by one or more Directors, then the GA Stockholders or HF Stockholders, as the case may be, shall, to the extent requested by the HF Stockholders or GA Stockholders, as applicable, promptly cause such number of its then-nominated Directors equal to the number by which the number of its nominated Directors has been so reduced as aforesaid to resign from the Board. Each Institutional Stockholder agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its Shares in favor of the removal of any Director who shall have been nominated in accordance with this Section 2.1, unless the Person or Persons entitled to nominate such Director shall have consented to such removal in writing, provided that if the Person or Persons entitled to nominate any Director pursuant to this Section 2.1 shall request in writing the removal, with or without cause, of such Director, each Institutional Stockholder shall vote its Shares in favor of such removal. Each Institutional Stockholder shall cause any Director nominated by it (including any Independent Director that such Institutional Stockholder may have jointly nominated) to resign from the Board, or from service on any committee of the Board, and all Institutional Stockholders then entitled to vote for the removal of Directors shall vote their Shares in favor of the removal of such Director, if at any time such Director does not satisfy any applicable requirements of applicable Law or the NYSE rules for service on the Board or such committee.
          (f) Vacancies. If any Director dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office (other than pursuant to the proviso to the first sentence of Section 2.1(e) regarding a reduction in the size of the Board due to a reduction in the number of Directors an Institutional Stockholder is entitled to nominate pursuant to Section 2.1(b)), then the Institutional Stockholder or Institutional Stockholders whose previously nominated Director shall have been removed or shall have resigned shall promptly nominate a successor to such Director, in accordance with this Section 2.1. Each Institutional Stockholder then entitled to vote for the election of such successor as a Director agrees that it will vote its Shares, or execute a proxy or written consent, as the case may be, and each Institutional Stockholder and the Company agree to take such other actions as may be necessary, in each case, in order to ensure that such successor is elected to the Board as promptly as practicable. If neither the GA Stockholders nor the HF Stockholders are entitled to participate in the nomination of any vacant Director position(s), such vacant Director position(s) shall be filled by the Board

(upon the recommendation of the nominating committee of the Board, if then existing) in accordance with the Charter and this Agreement.
          (g) Expense Reimbursement. The Company shall reimburse each Director for all necessary and proper costs and expenses (including travel expenses) incurred in connection with such Director’s attendance and participation at meetings of the Board, or any committee thereof.
          (h) Actions by Institutional Stockholders. Each Institutional Stockholder shall, at any time it is then entitled to vote for the election of Directors to the Board, vote all of its Shares or execute proxies or written consents, as the case may be, and take all other necessary action in order to ensure that the composition of the Board complies with (and includes all of the requisite nominees in accordance with) this Section 2.1.
          Section 2.2 Conflicting Charter Provisions. Each Institutional Stockholder shall vote its Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company’s Charter (a) facilitates, and does not at any time conflict with, any provision of this Agreement and (b) permits each Institutional Stockholder to receive the benefits to which each such Institutional Stockholder is entitled under this Agreement.
          Section 2.3 Controlled Company.
          (a) The Institutional Stockholders agree and acknowledge that,
(i)	by virtue of this Agreement, they are acting as a “group” within the meaning of the NYSE rules as of the date hereof, and

(ii)	by virtue of the combined Voting Power of the Institutional Stockholders of more than 50% of the total Voting Power outstanding as of the IPO Date, the Company qualifies as of the IPO Date as a “controlled company” within the meaning of the NYSE rules.
          (b) For so long as the Company qualifies as a “controlled company” for purposes of the NYSE rules, the Company will elect to be a “controlled company” for purposes of the NYSE rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Company ceases to qualify as a “controlled company” for purposes of the NYSE rules, the Institutional Stockholders and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with the NYSE rules as then in effect.
ARTICLE III
INFORMATION RIGHTS; VCOC RIGHTS
          Section 3.1 Information Rights; VCOC Rights.

          (a) Information Rights. At the request of any Institutional Stockholder, the Company shall deliver to such Institutional Stockholder the following:
(i)	As soon as available after the end of each monthly accounting period, a copy of the unaudited monthly management report, which shall include the unaudited consolidated balance sheet and income statement of the Company and its Subsidiaries, if any, after the end of such month.

(ii)	As soon as practicable following Board approval, a copy of the annual strategic plan and budget of the Company.

(iii)	With reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Institutional Stockholder.

(iv)	The Company will (and will cause its Subsidiaries to) give (x) each such Institutional Stockholder, and its respective employees and contract personnel primarily engaged by such Institutional Stockholder and (y) with the reasonable advance notice to, and the reasonable consent of, the Company (such consent not to be reasonably withheld, conditioned or delayed), such Institutional Stockholder’s outside accountants, auditors, legal counsel and other authorized representatives and agents, (A) reasonable access during reasonable business hours to the properties, assets, books, contracts, commitments, reports and records of the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as such Institutional Stockholder shall from time to time reasonably request; and (B) reasonable access during reasonable business hours to the Company, its Subsidiaries and their respective employees as may be necessary or useful to such Institutional Stockholder in its reasonable judgment in connection with their review of the properties, assets and business of the Company and its Subsidiaries and the above-mentioned documents, records and information.
          (b) Credit Facility Reports. The Company shall also furnish to each of the Institutional Stockholders at their request a copy of any periodic reports required to be provided by the Company pursuant to the Credit Facilities.

          (c) VCOC Equityholder. With respect to each HF Stockholder and, at the request of an HF Stockholder, each Affiliate thereof that indirectly has an interest in the Company and that acknowledges and agrees to be bound by Section 7.9, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Equityholder”), for so long as the VCOC Equityholder, directly or through one or more conduit Subsidiaries, continues to hold any Equity Securities of the Company, in each case without limitation or prejudice of any the rights provided to any of the HF Stockholders hereunder, the Company shall, with respect to each such VCOC Equityholder:
(i)	Provide such VCOC Equityholder or its designated representative with the following:
(A)	the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as the VCOC Equityholder shall reasonably request;

(B)	as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)	as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)	to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(E)	subject to Section 3.1(c)(iii) below, copies of all materials provided to the Board at substantially the same time as provided to the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege;
(ii)	Make the Board and appropriate officers of the Company and its Subsidiaries available periodically and at such times as reasonably requested by such VCOC Equityholder for consultation with such VCOC Equityholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii)	To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Equityholder or its designated representative in advance with respect to any significant Company actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, and provide the VCOC Equityholder or its designated representative with the right to consult with the Company with respect to such actions;

(iv)	Give such VCOC Equityholder the right to designate one non-voting board observer who will be entitled to attend all meetings of the Board and participate in all deliberations of the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege; and

(v)	Provide such VCOC Equityholder or its designated representative with such other rights of consultation which such VCOC Equityholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.
          The Company agrees to consider, in good faith, the recommendations of each VCOC Equityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company. The obligations of the Company set forth in Section 3.1(c) and Section 3.1(d) are expressly intended to create third party beneficiary rights of each VCOC Equityholder.
          (d) In the event that the Company ceases to qualify as an “operating company” (within the meaning of the first sentence of 29 C.F.R. § 2510.3-101(c)(1) of the Plan Asset Regulations), then the Company and each party hereto will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each VCOC Equityholder shall continue to qualify as a “venture capital investment” (as defined in 29 C.F.R. § 2510.3-101(d) of the Plan Asset Regulations).
ARTICLE IV
PRIORITIES UPON TRANSFER
          Section 4.1 Order of Priorities Among the Institutional Stockholders.
          (a) Notwithstanding anything to the contrary in this Agreement, unless otherwise agreed by the GA Stockholders and the HF Stockholders, any Transfer of the Company’s Equity Securities (including Transfers effected by secondary sales of the Company’s Equity Securities in all Public Offerings and whether or not initiated by the Company, Transfers made pursuant to Rule 144 under the Securities Act, and Transfers effected by any other sales, hedging transactions or other dispositions) by the GA Stockholders and the HF Stockholders other than Transfers to their respective Permitted Transferees or pursuant to an Exchange, in each case as permitted by Section 6.1, shall be made in accordance with Article V and Article VI and the following order of priorities:

(i)	if the IPO is consummated on or before September 30, 2009, then:
(A)	if and only if the Specified Value (as defined in Exhibit D) is equal to or greater than the Target (as defined in Exhibit D), then (1) first, in any proposed Transfer by the GA Stockholders or the HF Stockholders, the GA Stockholders and the HF Stockholders shall be entitled to Transfer their Equity Securities on a 70%/30% basis (i.e., the GA Stockholders, 70%, and the HF Stockholders, 30%, of the total amount of Equity Securities included in such Transfer by the GA Stockholders and the HF Stockholders) until such time as the aggregate portion of the Voting Power held by the GA Stockholders equals or is less than the aggregate portion of the Voting Power held by the HF Stockholders (such time, the “Pro Rata Commencement Time”); and (2) second, following the Pro Rata Commencement Time, the GA Stockholders and the HF Stockholders shall be entitled to Transfer their Equity Securities on a pro rata basis in accordance with the respective portions of the Voting Power held by the GA Stockholders on the one hand and the HF Stockholders on the other hand; and

(B)	if and only if the Specified Value is less than the Target, then in any proposed Transfer by the GA Stockholders or the HF Stockholders, the GA Stockholders and the HF Stockholders shall be entitled to Transfer their Equity Securities on a pro rata basis in accordance with the respective portions of the Voting Power held by the GA Stockholders on the one hand and the HF Stockholders on the other hand; and
(ii)	if the IPO is not consummated on or before September 30, 2009, then:
(A)	first, in any proposed Transfer by the GA Stockholders or the HF Stockholders, the GA Stockholders and the HF Stockholders shall be entitled to Transfer their Equity Securities on an 80%/20% basis (i.e., the GA Stockholders, 80%, and the HF Stockholders, 20%, of the total amount of Equity Securities included in such Transfer by the GA Stockholders and the HF Stockholders) until the Pro Rata Commencement Time; and

(B)	second, following the Pro Rata Commencement Time, the GA Stockholders and the HF Stockholders shall be entitled to Transfer their Equity Securities on a pro rata basis in accordance with the respective portions of the Voting Power held by the GA Stockholders on the one hand and the HF Stockholders on the other hand.
For the avoidance of doubt, to the extent that the number of the Company’s Equity Securities being Transferred in any Transfer will result in the Pro Rata Commencement Time occurring, then clause (1) of Section 4.1(a)(i)(A) or Section 4.1(a)(ii)(A), as the case may be, will be applicable to such Transfer up to the point of such Transfer where the Pro Rata Commencement Time occurs and clause (2) of Section 4.1(a)(i)(A) or Section 4.1(a)(ii)(B), as the case may be, will be applicable to the remainder of the Company’s Equity Securities being Transferred in such Transfer.
          (b) For the avoidance of doubt, the priorities upon Transfer of the Company’s Equity Securities in this Article IV shall not restrict any Institutional Stockholder from initiating a Transfer of the Company’s Equity Securities in accordance with this Agreement; provided, that such Institutional Stockholder complies with the provisions of this Agreement and that the other Institutional Stockholders are afforded the priorities and other rights specified herein. For the avoidance of doubt, nothing in this Article IV shall obligate an Institutional Stockholder to participate in any Transfer or proposed Transfer, and no failure by an Institutional Stockholder to participate in a Transfer to the extent entitled to participate shall impair the right of such Institutional Stockholder to participate in any future Transfers pursuant to this Article IV based on the relative ownership of Equity Securities of the Institutional Stockholders at the time of any such future Transfer.
ARTICLE V
REGISTRATION RIGHTS
          Section 5.1 Demand Rights.
          (a) Demand Rights. Subject to the terms and conditions of this Agreement (including Section 5.1(b)), upon written notice delivered by a GA Registration Party or HF Registration Party (a “Demand”) at any time requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (including a registration to be made on a delayed or continuous basis under Rule 415 under the Securities Act) of any or all of the Registrable Securities held by such Registration Party, which Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall promptly give written notice of such Demand to all other Registration Parties and other Persons who may have piggyback registration rights with respect to such Demand Registration and shall promptly file the appropriate registration statement and use its reasonable best efforts to effect the registration under the Securities Act and applicable state securities laws of (i) the Registrable Securities which the Company has been so requested to register by such Registration Party in the Demand, and (ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof (other than, with respect to the IPO only, the eRx Stockholders) by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), in each case subject to Section 5.1(f), all to the extent required to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered.
          (b) Limitations on Demand Rights. Each GA Registration Party shall be entitled to make five Demands under Section 5.1(a) (and is hereby deemed to have made one of its five Demands for the IPO) and each HF Registration Party shall be entitled to make four Demands under Section 5.1(a); provided, that the GA Registration Parties and the HF Registration Parties shall only be entitled to make a Demand pursuant to Section 5.1(a) if such Registration Party, together with all other Registration Parties delivering the Demand, are requesting the registration of Registrable Securities with an aggregate estimated market value of at least $100 million. No registration effected pursuant to Section 5.2, Section 5.3 or Section 5.4 shall be counted as a request for a Demand for purposes of Section 5.1(a) unless such request is for a Marketed Underwritten Shelf Take-Down pursuant to Section 5.4.
          (c) Assignment of Demand Rights and Piggyback Rights. In connection with the Transfer of Registrable Securities to any Person in accordance with Article VI, a Registration Party may assign (i) the right to exercise one Demand pursuant to Section 5.1(a) with respect to each $100 million in estimated fair market value of consideration received by such Registration Party in such Transfer and (ii) the right to participate in any registration pursuant to the terms of Section 5.1(a)(ii) or Section 5.2. In the event of any such assignment, references to the Registration Parties in Section 5.1(a) and Section 5.2 shall be deemed to refer to the relevant Transferee, as appropriate. The relevant Registration Party shall give prompt written notice of any such assignment to the Company and the other Registration Parties.
          (d) Company Blackout Rights. With respect to any registration statement filed, or to be filed, pursuant to this Section 5.1, if (i) the Company determines in good faith that such registration would cause the Company to disclose material non-public information, which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its Subsidiaries, and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time or suspend the Selling Holders’ use of any prospectus which is a part of the registration statement, and (ii) the Company promptly furnishes to the Selling Holders a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to defer such filing or effectiveness or suspend the continuance of such effectiveness for a period of not more than 60 days (in which event, in the case of a suspension, such Selling Holder shall discontinue sales of Registrable Securities pursuant to such registration statement); provided, that the Company shall not use this right, together with any other deferral or suspension of the Company’s obligations under Section 5.1 or Section 5.3, more than once in any 12-month period. The Company shall promptly notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 5.1(d). The Company agrees that, in the event it exercises its rights under this Section 5.1(d), it shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred or suspended registration statement.
          (e) Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 5.1 shall not be deemed to have been effected (i) if the registration statement is withdrawn without becoming effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason other than a misrepresentation or an omission by a Selling Holder Affiliated with the Registration Party that made the Demand relating to such registration and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; provided, that if such registration is a shelf registration pursuant to Section 5.3, such registration shall be deemed to have been effected if such registration statement remains effective for the period specified in Section 5.3, (iii) if not a shelf registration and the registration does not contemplate an underwritten offering, if it does not remain effective for at least 180 days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if not a shelf registration and such registration statement contemplates an underwritten offering, if it does not remain effective for at least 180 days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer or (iv) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Selling Holder Affiliated with the Registration Party that made the Demand relating to such registration.
          (f) Cutbacks in Demand Registration. If the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Selling Holder) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in a Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable

Securities and Other Securities then contemplated, the Company shall include in such registration:
(i)	first, subject to the priorities described in Article IV with respect to the GA Registration Parties and HF Registration Parties, Registrable Securities that are requested to be included in such registration pursuant to Section 5.1(a), pro rata on the basis of the relative number of such fully vested Registrable Securities owned by the Institutional Stockholders, Management Stockholders and eRx Stockholders seeking such registration (other than with respect to the IPO in the case of the eRx Stockholders, who shall not have registration rights with respect thereto); and

(ii)	second, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such fully vested Other Securities owned by the Persons seeking such registration.
          (g) IPO. The parties hereto agree that (i) the notice required to be delivered by the Company pursuant to the first sentence of Section 5.1(a) with respect to the IPO shall be deemed to have been delivered to all Registration Parties (other than the eRx Stockholders, who shall not have registration rights with respect to the IPO) and (ii) any Registration Party (other than the eRx Stockholders, who shall not have registration rights with respect to the IPO) that has not requested any Registrable Securities to be included for sale in the IPO prior to the date hereof shall be deemed to have waived any rights to register any Registrable Securities in the IPO under this Section 5.1.
          Section 5.2 Piggyback Registration Rights.
          (a) Notice and Exercise of Rights. If the Company at any time proposes or is required to register any of its Class A Shares or any other Equity Securities under the Securities Act (other than a Demand Registration, including the IPO, pursuant to Section 5.1), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 5.2(a) and to Section 5.4(d), it shall at each such time give prompt written notice (the “Piggyback Notice”) to each Registration Party of its intention to do so, which Piggyback Notice shall specify the number and class or classes (or type or types) of Registrable Securities to be registered. Upon the written request of any Registration Party made within 30 days after receipt of the Piggyback Notice by such Person (which request shall specify the number of Registrable Securities intended to be disposed of), subject to the other provisions of this Article V, the Company shall effect, in connection with the registration of such Class A Shares or other Equity Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register; provided, that in no event shall the

Company be required to register pursuant to this Section 5.2 any securities of a class or type other than the classes or types described in the Piggyback Notice. Notwithstanding anything to the contrary contained in this Section 5.2, the Company shall not be required to effect any registration of Registrable Securities under this Section 5.2 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.
          (b) Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a GA Registration Party or HF Registration Party immediately to request that such registration be effected as a registration under Section 5.1 (including a shelf registration under Section 5.3) to the extent permitted thereunder.
          (c) Cutbacks in Company Offering. If the registration referred to in the first sentence of Section 5.2(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Selling Holder) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:
(i)	first, all Company Securities; and

(ii)	second, subject to the priorities described in Article IV with respect to the GA Registration Parties and HF Registration Parties, Registrable Securities and Other Securities that are requested to be included in such registration pursuant to this Section 5.2 and the terms of any other agreement providing for registration rights to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such fully vested Registrable Securities and fully vested Other Securities owned by the Persons seeking such registration.

          (d) Cutbacks in Other Offerings. If the registration referred to in the first sentence of Section 5.2(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Selling Holders in writing (with a copy to the Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration:
(i)	first, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person; and

(ii)	second, subject to the priorities described in Article IV with respect to the GA Registration Parties and HF Registration Parties, Registrable Securities and any remaining Other Securities (other than Company Securities) that are requested to be included in such registration pursuant to this Section 5.2 and the terms of any agreement providing for registration rights to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such fully vested Registrable Securities and fully vested Other Securities owned by the Persons seeking such registration.
          (e) Expiration. Notwithstanding any other provision of this Agreement, the right of any Registration Party to include securities of a particular class in a registration pursuant to this Section 5.2 shall expire at such time as all Registrable Securities of such class held by such Registration Party are eligible to be sold to the public pursuant to Rule 144 without limitation as a result of the volume restrictions set forth therein.
          Section 5.3 Form S-3 Registration.
          (a) Notwithstanding anything in Section 5.1 or Section 5.2 to the contrary, in case the Company shall receive from any GA Registration Party or HF Registration Party or, subject to Section 5.3(b), Management Stockholder or eRx Stockholder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Registration Party, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company, subject to Section 5.3(b), will:
(i)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Registration Parties; and

(ii)	promptly file and use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registration Party’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Registration Party joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.3 (or, with respect to a request under Section 5.4, any Shelf Take-Down pursuant to Section 5.4):
(A)	if Form S-3 is not available for such offering by the Registration Parties;

(B)	if the Registration Parties, together with the holders of any Other Securities entitled to inclusion in such registration (or Shelf Take-Down, as applicable), propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $15 million;

(C)	if the Company shall furnish to the Registration Parties a certificate signed by the Company’s chief executive officer or chairman of the Board stating that in the good faith judgment of the Board as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected (or, with respect to a Shelf Take-Down under Section 5.4, for the securities of the Company to be sold pursuant thereto) at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement (or Shelf Take-Down) for a period of not more than 60 days after receipt of the request of the Registration Party under this Section 5.3 (or Section 5.4, as applicable); provided, that the Company shall not utilize this right, together with any other deferral or suspension of the Company’s obligations under Section 5.1 or this Section 5.3, more than once in any 12-month period;

(D)	subject to Section 5.3(e), if the Company has, within the six-month period preceding the date of such request, already effected one registration on Form S-3 for a Registration Party pursuant to this Section 5.3 (or effected one Shelf Take-Down pursuant to Section 5.4, as applicable); provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (x) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Registration Party included in such registration have actually been sold thereunder, (y) has remained effective for a period of at least 180 days in the case of a registration on Form S-3 for a GA Registration Party or HF Registration Party and (z) has remained effective for a period of at least 90 days in the case of a registration on Form S-3 for the eRx Stockholders; or

(E)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          (b) With respect to Management Stockholders and eRx Stockholders: (i) the Management Stockholders shall only be entitled to request that the Company effect a registration on Form S-3 pursuant to Section 5.3(a) (A) on or after the date that is twelve months following the IPO Date and (B) on no more than two occasions and (ii) the eRx Stockholders shall only be entitled to request that the Company effect a registration on Form S-3 pursuant to Section 5.3(a) (A) on or after the date that is eighteen months following the IPO Date and (B) on no more than one occasion. In order for the eRx Stockholders or Management Stockholders to exercise this request, the written request provided under Section 5.3(a) shall be signed by eRx Stockholders or Management Stockholders, as applicable, holding in excess of 50% of the portion of the Voting Power held by eRx Stockholders or Management Stockholders, respectively (or, in the case of the Management Stockholders, such lesser amount as may be agreed to by the Board). A registration requested under this Section 5.3(b) shall not be deemed to have been effected upon the occurrence of any of the events specified in Section 5.1(e); provided, that the Management Stockholders or eRx Stockholders, as applicable, did not request withdrawal of the applicable registration statement.
          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and Other Securities so requested to be registered promptly after receipt of the request or requests of the Registration Parties (the “Form S-3 Registration Statement”) and any such Registration Party may request that such Form S-3 Registration Statement constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Form S-3 Shelf Registration Statement”), in which case the provisions of Section 5.4 shall also be applicable.
          (d) If the GA Registration Parties or HF Registration Parties intend to distribute the Registrable Securities covered by their request under this Section 5.3 by means of an underwriting (it being agreed that the Management Stockholders and the eRx Stockholders shall not be entitled to request an underwritten offering), they shall so advise the Company as a part of their request made pursuant to this Section 5.3 and, subject to the limitations set forth in Section 5.3(a), the Company shall include such information in the written notice referred to in Section 5.3(a). In such event, the right of any Registration Party to include Registrable Securities in such registration (or Underwritten Shelf Take-Down, as applicable) shall be conditioned upon such Registration Party’s participation in such underwriting and the inclusion of such Registration Party’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the GA Registration Parties and HF Registration Parties participating in the registration (or Underwritten Shelf Take-Down, as applicable) and the requesting GA Registration Party or HF Registration Party) to the extent provided herein. All Registration Parties proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5.7) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 5.3 or Section 5.4, if the managing underwriter advises the Company and the Registration Parties participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all such Registration Parties, and, subject to the priorities described in Article IV with respect to the GA Registration Parties and HF Registration Parties, the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all such Registration Parties, in proportion (as nearly as practicable) to the Voting Power held by each such Registration Party at the time of the filing of the registration statement; provided, however, that the number of shares of Registrable Securities held by such Registration Parties to be included in such underwriting shall not be reduced unless all Other Securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration (or Underwritten Shelf Take-Down, as applicable).
          (e) Notwithstanding the foregoing, if the Company shall receive from any Holders of Registrable Securities then outstanding a written request or requests under Section 5.3 that the Company effect a registration statement on Form S-3 that includes only those items and that information that is required to be included in parts I and II of such Form, and does not include any additional or extraneous items of information (e.g., a lengthy description of the Company or the Company’s business) (an “Ordinary S-3 Registration Statement”), then Section 5.3(a)(ii)(D) shall not apply to such Ordinary S-3 Registration Statement request.

          Section 5.4 Shelf Take Downs.
          (a) Any Selling Holder of Registrable Securities included in a Form S-3 Shelf Registration Statement (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 5.4 shall apply.
          (b) If an Initiating Shelf Holder who is a GA Registration Party or HF Registration Party so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 5.3(a)(ii), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable; provided, that any such Marketed Underwritten Shelf Take-Down (as defined below) shall be deemed to be, for purposes of Section 5.1(b) and Section 5.1(f), a Demand. For the avoidance of doubt, the Management Stockholders and the eRx Stockholders shall not be entitled to request an Underwritten Shelf Take-Down. Such Initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders and, subject to the priorities described in Article IV with respect to the GA Registration Parties and HF Registration Parties, shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 5.3(d) (other than the first sentence thereof) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.
          (c) If the Initiating Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, subject to the limitations set forth in the proviso to Section 5.3(a)(ii), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable.

          (d) Upon receipt of a written request pursuant to Section 5.4(c) from any GA Registration Party or HF Registration Party, the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all GA Registration Parties and HF Registration Parties (other than the requesting party), which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) that each recipient of such Non-Marketed Underwritten Shelf Take-Down Notice (each, a “Notice Recipient”) shall have the right, upon the terms and subject to the conditions set forth in this Section 5.4(d) and subject to the priorities described in Article IV, to elect to sell up to its Pro Rata Take-Down Portion and (iv) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Notice Recipient that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Notice Recipient to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, subject to the priorities described in Article IV, each such Notice Recipient may elect to sell up to its Pro Rata Take-Down Portion with respect to each such Non-Marketed Underwritten Shelf Take-Down, by taking such action or actions referred to in clause (iv) above in a timely manner; provided, that each such Notice Recipient that elects to participate in such Non-Marketed Underwritten Shelf Take-Down may condition its participation on the Non-Marketed Underwritten Shelf Take-Down being completed within ten Business Days of its acceptance at a net price per share to such Notice Recipient of not less than 95% of the closing price for the shares on their principal trading market on the trading day immediately prior to such Notice Recipient’s election to participate. Notwithstanding anything to the contrary herein, this Section 5.4(d) shall not apply to any Non-Marketed Underwritten Shelf Take-Down initiated at a time when the priorities described in Article IV have been fully satisfied or expired.
          (e) Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, but subject to the proviso in the penultimate sentence of Section 5.4(d), all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down contemplated by Section 5.4(d) shall be at the discretion of the Initiating Shelf Holder; provided, that so long as the priorities described in Article IV have not been fully satisfied or expired, if such Non-Marketed Underwritten Shelf Take-Down is completed, the Initiating Shelf Holder must, subject to the priorities described in Article IV, include each Notice Recipient’s Pro Rata Take-Down Portion in such Non-Marketed Underwritten Shelf Take-Down if such Notice Recipient has complied with the penultimate sentence of Section 5.4(d).
          (f) For purposes of this Section 5.4, “Pro Rata Take-Down Portion” shall mean, with respect to any Non-Marketed Underwritten Shelf Take-Down and each Initiating Shelf Holder and each other Notice Recipient delivering such notice with respect to and participating in such Non-Marketed Underwritten Shelf Take-Down, a number equal to the product of the following: (i) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by such Initiating Shelf Holder or other Notice Recipient, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all the other Notice Recipient delivering such a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.
          Section 5.5 Selection of Underwriters. In the event that any registration pursuant to this Article V shall involve, in whole or in part, an underwritten offering, the underwriter or underwriters shall be designated by the Registration Party (or in the case of a Shelf Take-Down, the Initiating Shelf Holder) that requested such underwritten offering in accordance with this Article V, which underwriter or underwriters shall be reasonably acceptable to the Company and the Selling Holders holding a majority of the Registrable Securities to be included in such offering.
          Section 5.6 Withdrawal Rights; Expenses.
          (a) A Selling Holder may withdraw all or any part of its Registrable Securities from any registration (including a registration effected pursuant to Section 5.1) by giving written notice to the Company of its request to withdraw at any time. Except in the case of a withdrawal of Registrable Securities made within 30 days of receipt by such Selling Holder of a certificate or notice from the Company that it will defer the filing or effectiveness of a registration statement pursuant to Section 5.1(d) or Section 5.3(a)(ii)(C), the Company shall be entitled to reimbursement for any SEC registration fees incurred by the Company in connection with the registration of the Registrable Securities so withdrawn (unless such registration fees can be used in connection with the registration of other securities by the Company, including in connection with a future registration). In the case of a withdrawal prior to the effective date of a registration statement, any Registrable Securities so withdrawn shall be reallocated among the remaining participants in accordance with the applicable provisions of this Agreement.
          (b) Except as provided herein, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein, each Selling Holder and the Company shall be responsible for its own fees and expenses of counsel and financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters’ commissions and discounts, which shall not constitute Registration Expenses.
          Section 5.7 Registration and Qualification. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall as promptly as practicable:
          (a) Registration Statement. Prepare and (as soon thereafter as practicable and in any event, no later than 30 days after the end of the applicable period specified in Section 5.1(a) within which requests for registration may be given to the Company) file a registration statement under the Securities Act relating to the Registrable Securities to be offered and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable thereafter, and keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Selling Holders have sold all of such Registrable Securities and (ii) the Selling Holders may sell all of such Registrable Securities without limitation pursuant to Rule 144 under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Institutional Stockholders, Management Stockholders or eRx Stockholders, as the case may be; provided, further, that notwithstanding the foregoing, the Company shall be entitled to withdraw any registration of Registrable Securities on Form S-3 requested by an eRx Stockholder 90 days after its effectiveness; furnish to the lead underwriter or underwriters, if any, and to the Selling Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the SEC, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act); and use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as such Persons reasonably may on a timely basis propose;
          (b) Amendments; Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder), or (ii) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) if a Form S-3 registration, the expiration of the applicable period specified in Section 5.7(a) and, if not a Form S-3 registration, the applicable period specified in Section 5.1(e); provided, that any such required period shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; provided, further, that the Company will have no obligation to a Selling Holder participating on a “piggyback” basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 180 days from the effective date of such registration statement. The Company will respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC. With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Selling Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Selling Holders, and make all required filings of all Free Writing Prospectuses with the SEC;
          (c) Copies. Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity or self regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;
          (d) Blue Sky. Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (e) Delivery of Certain Documents. (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) furnish to each Selling Holder and any underwriter of such Registrable Securities a “cold comfort” and “bring-down” letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;
          (f) Notification of Certain Events; Corrections. Promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;
          (g) Notice of Effectiveness. Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any comments by the SEC, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;
          (h) Stop Orders. Use its reasonable best efforts to prevent the entry of, and use its best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;
          (i) Plan of Distribution. Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
          (j) Other Filings. Use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
          (k) FINRA Compliance. Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
          (l) Listing. Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;
          (m) Transfer Agent; Registrar; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;
          (n) Compliance; Earnings Statement. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Holder, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (o) Road Shows. To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 5.1 (including a Form S-3 underwritten offering pursuant to Section 5.3), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
          (p) Certificates. Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article V unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders will use their reasonable best efforts to arrange for delivery to the Depository Trust Company); and
          (q) Reasonable Best Efforts. Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.
          Section 5.8 Underwriting; Due Diligence.
          (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article V, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 5.9, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 5.7(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement.
          (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article V, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company).
          (c) In the case of an underwritten offering requested by the Registration Parties pursuant to Section 5.1 or Section 5.3 or an Underwritten Shelf Take-Down pursuant to Section 5.4, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the Selling Holders holding a majority of the Registrable Securities to be included in such offering. In the case of any underwritten offering of securities by the Company pursuant to Section 5.2, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to Section 5.6(a).
          (d) Subject to Section 5.8(a), no Person may participate in an underwritten offering (including an Underwritten Shelf Take-Down) unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.
          Section 5.9 Indemnification and Contribution.
          (a) Indemnification by the Company. In the case of each offering of Registrable Securities made pursuant to this Article V, the Company agrees to indemnify and hold harmless, to the extent permitted by Law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing Persons, the Affiliates of each of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by the Company or alleged untrue statement by the Company of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package, or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by the Company or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person furnished in writing to the Company by or on behalf of such Person expressly for inclusion in the registration statement (or in any preliminary, final or summary prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities.
          (b) Indemnification by Selling Holders. In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, to the extent permitted by Law, the Company, each other Selling Holder and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing, any Affiliate of any of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement made by such Selling Holder of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that such untrue statement of a material fact occurs in reliance upon and in conformity with, or such material fact is omitted from, information relating to such Selling Holder furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein) or Disclosure Package, or any amendment thereof or supplement thereto.
          (c) Indemnification Procedures. Each party entitled to indemnification under this Section 5.9 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge that a claim is to be made against the indemnified party as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party’s expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.9, except to the extent the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding the foregoing, an indemnified party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel or if the indemnifying party has failed to assume the defense of such action. No indemnified party shall enter into any settlement of any litigation commenced or threatened with respect to which indemnification is or may be sought without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
          (d) Contribution. If the indemnification provided for in this Section 5.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 5.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section.
          (e) Indemnification/Contribution under State Law. Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 5.9 (with appropriate modifications) shall be given by the Company and the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state Law or governmental authority.
          (f) Obligations Not Exclusive. The obligations of the parties under this Section 5.9 shall be in addition to any liability which any party may otherwise have to any other Person.
          (g) Survival. For the avoidance of doubt, the provisions of this Section 5.9 shall survive any termination of this Agreement.
          (h) Limitation of Selling Holder Liability. The liability of any Selling Holder under this Section 5.9 shall be several and not joint and in no event shall the liability of any Selling Holder under this Section 5.9 be greater in amount than the dollar amount of the net proceeds received by such Selling Holder under the sale of the Registrable Securities giving rise to such indemnification/contribution obligation.
          (i) Third Party Beneficiary. Each of the indemnified Persons referred to in this Section 5.9 shall be a third party beneficiary of the rights conferred to such Person in this Section.
          Section 5.10 Cooperation; Information by Selling Holder.
          (a) It shall be a condition of each Selling Holder’s rights under this Article V that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering.
          (b) Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article V. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 5.10.

          (c) At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article V; provided, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.
          Section 5.11 Rule 144. Following a Public Offering, the Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 under the Securities Act set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of any Registration Party for so long as such information is a necessary element of such Person’s ability to avail itself of Rule 144, the Company will deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing such Person to sell any such securities without registration.
          Section 5.12 Holdback Agreement. Each of the Company and each Holder of Registrable Securities (whether or not such Registrable Securities are covered by a registration statement filed pursuant to Section 5.1 or Section 5.2) agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten days prior to, and ending up to 90 days (or such lesser period applicable to Selling Holders that are selling in such offering) after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any other Person if such Person is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of the underwritten offering) during such period unless it has provided 60 days’ prior written notice of such sale or distribution to the managing underwriter.
          Section 5.13 Suspension of Sales. Each Selling Holder participating in a registration agrees that, upon receipt of notice from the Company pursuant to Section 5.7(f), such Selling Holder will discontinue disposition of its Registrable Securities pursuant to such registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.7(f), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder will deliver to the Company

(at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of the notice of the event described in Section 5.7(f).
          Section 5.14 Third Party Registration Rights. Nothing in this Agreement shall be deemed to prevent the Company from providing registration rights to any other Person on such terms as the Board deems desirable in its sole discretion; provided, that so long as (i) the HF Stockholders collectively own Shares representing at least 50% of the portion of the Voting Power (as adjusted for stock splits and the like) represented by Shares owned by the HF Stockholders immediately prior to the consummation of the IPO, such registration rights are approved in writing by the HF Stockholders and (ii) the GA Stockholders collectively own Shares representing at least 50% of the portion of the Voting Power (as adjusted for stock splits and the like) represented by Shares owned by the GA Stockholders immediately prior to the consummation of the IPO, such registration rights are approved in writing by the GA Stockholders.
ARTICLE VI
TRANSFERS
          Section 6.1 Restrictions on Transfer.
          (a) From and after the date hereof no Institutional Stockholder shall, nor shall its direct and indirect equity holders, Transfer all or any portion of its Shares, directly or indirectly, without the prior written consent of the HF Stockholders (in the case of a Transfer by the GA Stockholders), and the GA Stockholders (in the case of a Transfer by the HF Stockholders) except for Transfers (i) by any HF Stockholder to an HF Permitted Transferee (it being understood that Class B Shares shall only be Transferred with the corresponding Units), provided such HF Permitted Transferee executes and delivers to the parties hereto a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement, (ii) by any GA Stockholder to a GA Permitted Transferee, provided such GA Permitted Transferee executes and delivers to the parties hereto a joinder in the form attached as Exhibit C agreeing to be bound by the terms and provisions of this Agreement, (iii) of Class A Shares by an Institutional Stockholder in (x) a Tag-Along Sale Transaction or pursuant to the exercise of Tag-Along Rights, in accordance with Section 6.3 (including in a Transfer made in accordance with Rule 144 under the Securities Act) or (y) in a Transfer not subject to Section 6.3 because such Institutional Stockholder and its Affiliates collectively beneficially own less than 5% of the outstanding Shares immediately prior to such Transfer, (iv) of Class A Shares by an Institutional Stockholder in a Public Offering pursuant to Article V or (v) of Class B Shares in an Exchange or to the Company in accordance with Section 8.1(c) of the Amended EBS Master LLC Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding Units).
          (b) From and after the date hereof, no eRx Stockholder shall Transfer all or any portion of its Shares, directly or indirectly, without the prior written consent of the HF Stockholders and the GA Stockholders except for Transfers (i) to an eRx

Permitted Transferee, provided such eRx Permitted Transferee executes and delivers to the parties hereto a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding Units), (ii) of Class A Shares pursuant to the exercise of Tag-Along Rights in accordance with Section 6.3 (including in a Transfer made in accordance with Rule 144 under the Securities Act), (iii) in accordance with Rule 144 under the Securities Act, (iv) of Class A Shares in a Public Offering or (v) of Class B Shares in an Exchange or to the Company in accordance with Section 8.1(c) of the Amended EBS Master LLC Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding Units).
          (c) From and after the date hereof, no Management Stockholder shall Transfer all or any portion of its Shares, directly or indirectly, without the prior written consent of the HF Stockholders and the GA Stockholders except for Transfers (i) to a Management Permitted Transferee, provided such Management Permitted Transferee executes and delivers to the parties hereto a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding Units), (ii) of Class A Shares pursuant to the exercise of Tag-Along Rights in accordance with Section 6.3 (including in a Transfer made in accordance with Rule 144 under the Securities Act), (iii) in accordance with Rule 144 under the Securities Act, (iv) of Class A Shares in a Public Offering or (v) of Class B Shares in an Exchange or to the Company in accordance with Section 8.1(c) of the Amended EBS Master LLC Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding Units).
          (d) If, notwithstanding the other provisions of this Section 6.1, all or any portion of a Stockholder’s Shares are Transferred in violation of the other provisions of this Section 6.1, involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Shares (or portion thereof) shall not be permitted to become a party to this Agreement as an Institutional Stockholder, eRx Stockholder or Management Stockholder, as the case may be, as set forth in Section 6.2, or be entitled to any rights as an Institutional Stockholder, eRx Stockholder or Management Stockholder hereunder, as the case may be, and, in the case of an Institutional Stockholder, the Institutional Stockholder whose Shares have been Transferred in violation of the other provisions of this Section 6.1 shall, together with its Affiliates, lose all rights it may have pursuant to Section 2.1, but will continue to be bound by all obligations hereunder, unless each Institutional Stockholder consents in writing to such Transferee becoming an Institutional Stockholder, which consent shall be granted or withheld in each Institutional Stockholder’s sole discretion. Any attempted or purported Transfer of all or a portion of the Shares held by such Stockholder in violation of this Section 6.1 shall be null and void and of no force or effect whatsoever, such Stockholder will not be treated as an owner of Shares for purposes of this Agreement or otherwise, and the Company will not register such Transfer of Shares.
          (e) If any Permitted Transferee to which Shares have been Transferred in accordance with this Agreement ceases to be a Permitted Transferee of such

Stockholder, such Permitted Transferee shall, and the relevant Stockholder shall cause such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Shares it owns on or prior to the date that such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder.
          Section 6.2 Transferee Stockholders. A Transferee of Shares pursuant to this Article VI who is a Permitted Transferee shall, in each case, become an Institutional Stockholder, Management Stockholder or eRx Stockholder, as the case may be, subject to Section 7.6, and must (a) satisfy the requirements of this Article VI, including Section 6.1, (b) execute a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, and (c) represent that the Transfer was made in accordance with all applicable securities laws and regulations. Unless agreed to in writing by all Institutional Stockholders, the joinder by a Stockholder to this Agreement shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Stockholder or to the Company under this Agreement or any other written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking between the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of joinder of a Person to this Agreement as a Stockholder shall be sent promptly by the Transferor to each remaining Stockholder and the Company.
          Section 6.3 Tag-Along Right.
          (a) In connection with any direct or indirect Transfer (other than (x) a Public Offering pursuant to Article V, which shall be governed by the provisions of Article V, (y) a distribution of Equity Securities of the Company by any Institutional Stockholder to its members, partners, unitholders or stockholders, and (z) an Exchange) for value of any Class A Shares (including any Class A Shares issuable or issued upon conversion or exchange of other securities of the Company or any of its Subsidiaries) by (i) a GA Stockholder that, together with all other GA Stockholders, beneficially owns at least 5% of the outstanding Shares immediately prior to such Transfer, to any Person other than a GA Permitted Transferee or (ii) an HF Stockholder that, together with all other HF Stockholders, beneficially owns at least 5% of the outstanding Shares immediately prior to such Transfer, to any Person other than an HF Permitted Transferee (such proposed Transferor, in either case, a “Tag-Along Seller” and such proposed Transfer, a “Tag-Along Sale Transaction”), each other Institutional Stockholder, each Management Stockholder and each eRx Stockholder (an “Other Stockholder”) shall have the right to sell a proportionate amount of its vested Class A Shares (including any Class A Shares issuable or issued upon conversion or exchange of vested other securities of the Company or any of its Subsidiaries) based on the relative number of such Class A Shares owned by such Other Stockholder, subject to the priorities set forth in Article IV with respect to the GA Stockholders and HF Stockholders, to such third party for the same price per Class A Share and on the same other terms and conditions as are applicable to the Tag-Along Seller, including that any such Other Stockholder will be required to make the same representations, warranties or indemnifications (and, if necessary, to contribute proceeds to an escrow account to secure any such indemnification claims) on a several and pro rata basis (in proportion to the number of Shares being Transferred by each) with all other participating Stockholders with respect to its Class A Shares, and to take on any other recourse or liability, as applicable to the Tag-Along Seller in connection with such Tag-Along Sale Transaction (a “Tag-Along Right”); provided, however, that no Other Stockholder will be required to enter into non-competition or similar agreements or take on any other recourse, indemnification obligations or liability, other than with respect to a proportionate holdback, escrow or similar arrangement; provided, further that the proceeds of any Transfer of Escrowed Shares by an eRx Stockholder shall remain subject to the Escrow Agreement in accordance with the terms thereof.
          (b) If the Tag-Along Seller wishes to complete a Tag-Along Sale Transaction, the Tag-Along Seller will send a notice to the Other Stockholders (a “Sale Notice”), which Sale Notice shall describe in reasonable detail the proposed Tag-Along Sale Transaction, including the price and material terms thereof. In determining the price for purposes of the foregoing sentence, there shall be taken into account any other consideration to be received, directly or indirectly, from the Transferee or its Affiliates, by the Tag-Along Seller or its Affiliates in connection with or relating to the Tag-Along Sale Transaction. Each Other Stockholder receiving the Sale Notice will have the right to exercise its Tag-Along Right by written notice (a “Tag-Along Notice”) given by such Other Stockholder to the Tag-Along Seller which shall state the portion of such Other Stockholder’s Class A Shares to be sold. An Other Stockholder must elect to exercise its Tag-Along Right under this Section 6.3(b) by delivering a Tag-Along Notice to the Tag-Along Seller in writing within ten Business Days of the receipt of a Sale Notice. Upon receipt of a Tag-Along Notice, each such Other Stockholder shall be irrevocably obligated to Transfer a pro rata portion of its Class A Shares (and the corresponding portion of its Class A Shares) for a purchase price equal to the purchase price per Class A Share described in the Sale Notice, and upon the other terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction and becoming a party to the transfer agreement).
          (c) If any Other Stockholder elects not to exercise or fails to exercise its Tag-Along Right within ten Business Days of receipt of the Sale Notice, the Tag-Along Seller may, within 90 days after delivery of the Sale Notice to the Other Stockholders, consummate the Tag-Along Sale Transaction on the terms and conditions described in the Sale Notice and without selling any portion of the Class A Shares held by any Other Stockholder so electing not to or failing to exercise its Tag-Along Right. If the terms and conditions of the Tag-Along Sale Transaction are revised to be more favorable to the Tag-Along Seller than those described in the Sale Notice, the proposed Tag-Along Sale Transaction to be conducted will be considered a separate Tag-Along Sale Transaction and shall be subject to the Tag-Along Right and shall require compliance by the Tag-Along Seller with the procedure described in this Section 6.3.
          (d) Notwithstanding the provisions of Section 6.3(b) and Section 6.3(c), in the event of a Tag-Along Sale Transaction that is a sale in a broker’s transaction (as defined in subsection (f) of Rule 144 under the Securities Act), the Tag-Along Seller shall not be required to specify the proposed price in the Sale Notice. The

Tag-Along Seller shall instead be required to cooperate with the Other Stockholders in order to permit any Other Stockholder delivering a Tag-Along Notice to sell a proportionate amount of its Class A Shares, subject to the priorities set forth in Article IV with respect to the GA Stockholders and HF Stockholders, for the same price per Class A Share and on the same other terms and conditions as are applicable to the Tag-Along Seller in such broker’s transaction. No Tag-Along Seller shall Transfer all or any portion of its Shares in a Tag-Along Transaction in accordance with Rule 144 under the Securities Act unless (i) if an HF Stockholder, Management Stockholder or eRx Stockholder that holds units of EBS Master elects to exercise its Tag-Along Right, a Form S- 3 Shelf Registration Statement permitting such HF Stockholder, Management Stockholder or eRx Stockholder to participate in the Tag-Along Transaction shall then be effective and (ii) each Other Stockholder (excluding an HF Stockholder, Management Stockholder or eRx Stockholder that holds units of EBS Master) electing to exercise its Tag-Along Right is otherwise then also able to Transfer its Shares in such Tag-Along Transaction without having to register such Shares pursuant to the Securities Act.
          Section 6.4 Legend.
          (a) Each certificate representing a Share, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT OF EMDEON INC. DATED AS OF AUGUST 5, 2009, AMONG THE STOCKHOLDERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”
          (b) If any Class A Shares shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Class A Shares without the legend required by Section 6.4(a) endorsed thereon. If any Class A Shares cease to be subject to any and all restrictions on

Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Class A Shares without the second sentence of the legend required by Section 6.4(a) endorsed thereon.
          Section 6.5 Further Limits on Transfer or Issuance of Class B Shares. The parties each acknowledge and agree that no Class B Shares may be Transferred unless a corresponding number of units of EBS Master are Transferred therewith (including any issuances or transfers of Class B Shares, held in treasury or otherwise, by the Company or any of its Subsidiaries) and that the Company will not register any Transfer of Class B Shares that does not satisfy this Section 6.5.
ARTICLE VII
GENERAL
          Section 7.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company, a copy of which (as in effect on the IPO Date) is attached hereto as Exhibit A, as may be amended, supplemented and/or restated from time to time, shall provide (a) that the Company elects not to be governed by Section 203 of the DGCL and (b) for a renunciation of corporate opportunities presented to the GA Stockholders and the HF Stockholders (and their respective Affiliates and Director nominees) to the extent permitted by Section 122(17) of the DGCL and substantially on the terms and conditions set forth in Exhibit A. Nothing herein or in the Amended and Restated Certificate of Incorporation of the Company shall entitle any class of Shares to a separate class vote (x) in respect of any merger, consolidation, reorganization or similar event that constitutes a Disposition Event (as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect on the IPO Date) in which holders of Class B Common Stock are required to exchange Class B Common Stock and Units pursuant to Section 3.7(h) of the Amended EBS Master LLC Agreement and receive consideration in such Disposition Event in accordance with the terms of the Amended EBS Master LLC Agreement as in effect prior to such Disposition Event, or (y) in respect of the issuance of any new class or series of preferred stock of the Company that does not by its terms alter or change the express terms of any of the Class A Shares or Class B Shares.
          Section 7.2 Covenants with respect to EBS Master.
          (a) Except with the prior written consent of all of the GA Stockholders and the HF Stockholders:
(i)	the Company shall, and shall cause EBS Master to, comply with all terms and provisions of the Amended EBS Master LLC Agreement (including, for the avoidance of doubt, rights and obligations with respect to (i) the issuance, redemption and repurchase of Equity Securities, (ii) consideration payable and ability to participate in a tender or exchange offer, Reclassification Event, Pubco Offer or other Disposition Event (as such terms are defined in the

Amended EBS Master LLC Agreement), (iii) dividends and distributions and (iv) Transfer of units of EBS Master); and
(ii)	the Amended EBS Master LLC Agreement after it first takes effect shall not be amended, supplemented and/or modified and no provision thereof shall be waived.
          The Parties hereto acknowledge and agree that nothing in this Section 7.2(a) shall affect the rights of the members of EBS Master under the Amended EBS Master LLC Agreement.
          (b) The Company shall cause EBS Master to make any and all distributions required by Section 5.1(c) of the Amended EBS Master LLC Agreement prior to commencement of any dissolution, winding up or liquidation of EBS Master pursuant to Section 10.1 of the Amended EBS Master LLC Agreement.
          Section 7.3 Amendments; Waivers. The terms and provisions of this Agreement may be waived, modified or amended only with the written approval of (a) the Company, (b) GA Stockholders holding Shares with a majority of the Voting Power of all Shares then held by the GA Stockholders and (c) HF Stockholders holding Shares with a majority of the Voting Power of all Shares then held by the HF Stockholders; provided, however, that the written approval of (x) the Management Stockholders holding Shares with a majority of the portion of the Voting Power represented by all Shares then held by the Management Stockholders shall be required for any amendment or modification to Article V, Article VI or to this Section 7.3, in each case solely insofar as such amendment or modification (individually or when aggregated with all such amendments and modifications) materially and adversely alters the rights, remedies or obligations of the Management Stockholders relative to the rights, remedies and obligations of the Institutional Stockholders and (y) eRx Stockholders holding Shares with a majority of the portion of the Voting Power represented by all Shares then held by the eRx Stockholders shall be required for any amendment or modification to Article V, Article VI or to this Section 7.3, in each case solely insofar as such amendment or modification (individually or when aggregated with all such amendments and modifications) materially and adversely alters the rights, remedies or obligations of any eRx Stockholders relative to the rights, remedies and obligations of the Institutional Stockholders. Notwithstanding the foregoing, (i) the Company, (ii) GA Stockholders holding Shares with a majority of the Voting Power of all Shares then held by the GA Stockholders and (iii) HF Stockholders holding Shares with a majority of the Voting Power of all Shares then held by the HF Stockholders, may amend this Agreement pursuant to Section 2.3 of the Reorganization Agreement (as defined in the Amended EBS Master LLC Agreement) without the consent of any other Person. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          Section 7.4 Termination.
          (a) The provisions of this Agreement shall terminate as follows:
(i)	the provisions of Article II, clause (a) of Section 7.1 and Section 7.2(a)(ii) shall terminate at such time as (x) the GA Stockholders collectively own less than 5% of the Voting Power and (y) the HF Stockholders collectively own less than 5% of the Voting Power;

(ii)	the provisions of Article IV and Article VI shall terminate at such time as either: (A) the GA Stockholders collectively own less than 25% of the Voting Power and the HF Stockholders collectively own less than 25% of the Voting Power or (B) the two-year anniversary of the IPO Date has passed;

(iii)	the provisions of Article V shall terminate with respect to any Institutional Stockholder, Management Stockholder or eRx Stockholder, as the case may be, at such time as such Institutional Stockholder, Management Stockholder or eRx Stockholder ceases to own any Shares; provided, however, that Section 5.9 shall survive such termination to the extent applicable to such Institutional Stockholder, Management Stockholder or eRx Stockholder with respect to any offering of Registrable Securities completed on or before the date such Institutional Stockholder, Management Stockholder or eRx Stockholder ceased to own any Shares; and

(iv)	the provisions of clause (b) of Section 7.1 shall terminate at such time as the Board no longer includes any nominees of the GA Stockholders and the HF Stockholders.
          (b) Termination of any provisions of this Agreement shall not relieve any party from any Liability for the breach of any obligations set forth in this Agreement prior to such termination. Notwithstanding anything contained herein to the contrary, the provisions of Section 7.3 through Section 7.20 shall survive any termination of any provisions of this Agreement.
          Section 7.5 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

          Section 7.6 Binding Effect; Assignment.
          (a) Subject to Section 7.6(b), all of the terms and provisions of this Agreement shall be binding upon the parties and their respective heirs, successors and permitted assigns.
          (b) Neither this Agreement nor any right, remedy or Liability arising hereunder or by reason hereof shall be assignable by any party pursuant to any Transfer of Shares or otherwise, except (i) assignments by Institutional Stockholders, Management Stockholders and eRx Stockholders in connection with Transfers to Permitted Transferees in accordance with Section 6.1 and (ii) as provided in Section 5.1(c).
          (c) The Management Stockholders and eRx Stockholders are parties solely for the purposes of Article I, Article V, Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Article VII and shall not have any rights, remedies or obligations under any other provisions of this Agreement.
          (d) For any Person other than the Company whose name is set forth on the signature pages hereto, in the event that such Person executes and delivers this Agreement prior to such Person owning any shares of capital stock of the Company or acquiring Class A Shares or Class B Shares pursuant to the “Reorganization Transactions” contemplated by the Reorganization Agreement, the applicable provisions of this Agreement shall become binding upon such Person when such Person first acquires shares of capital stock of the Company.
          Section 7.7 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
          Section 7.8 Rights of Stockholders Independent. The rights available to the Institutional Stockholders and Management Stockholders under this Agreement and at law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by an Institutional Stockholder, Management Stockholder and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Institutional Stockholder or Management Stockholder from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
          Section 7.9 Confidentiality. Subject to the final sentence of this Section 7.9, each Institutional Stockholder recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company or any of its Subsidiaries, including confidential information of the Company or any of its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or any of its Subsidiaries (the “Confidential Information”). Each Institutional Stockholder (on behalf of itself and, to the extent that such Institutional Stockholder would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized directors, officers, representatives, agents and employees of the Company or any of its Subsidiaries and as otherwise may be proper in the course of performing such Institutional Stockholder’s obligations, or enforcing such Institutional Stockholder’s rights, under this Agreement and the agreements expressly contemplated hereby; (b) as part of such Institutional Stockholder’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Institutional Stockholder’s or such Institutional Stockholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Institutional Stockholder’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; provided that no disclosure of Confidential Information shall be made pursuant to this clause (b) unless the recipient enters into an agreement not to disclose such Confidential Information or is otherwise required to keep such Confidential Information confidential; (c) to any bona fide prospective purchaser of the equity or assets of such Institutional Stockholder or its Affiliates or the Shares held by such Institutional Stockholder, or prospective merger partner of such Institutional Stockholder or its Affiliates, provided that such purchaser or merger partner acknowledges and agrees to be bound by the provisions of this Section 7.9 or (d) as is required to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by Law (provided that, to the extent permitted by Law, the Institutional Stockholder required to make such disclosure shall provide to the Board prompt notice of such disclosure). For purposes of this Section 7.9, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public. The provisions of this Section 7.9 shall continue in effect against each Institutional Stockholder so long such as such Institutional Stockholder continues to be an Institutional Stockholder and for a period of five years thereafter.
          Section 7.10 Governing Law. This Agreement, the legal relations between the parties and any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties.
          Section 7.11 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 7.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.
          Section 7.12 Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
          Section 7.13 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
          Section 7.14 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.
          Section 7.15 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the HF Stockholders, addressed to it at:
c/o Hellman & Friedman LLC
One Maritime Plaza
12th Floor
San Francisco, CA 94111
Telephone: (415) 788-5111
Facsimile: (415) 788-0176
Attention: General Counsel
With a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 251- 5000
Facsimile: (650) 251-5002
Attention: Richard Capelouto, Esq.
If to the GA Stockholders, addressed to it at:
c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telephone: (203) 629-8600
Facsimile: (203) 618-9207
Attention: Christopher G. Lanning, Esq.
With a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Matthew W. Abbott, Esq.
If to the Company, addressed to:
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Telephone: (615) 932-3000
Facsimile: (615) 340-6153
Attention: General Counsel
with copies (which shall not constitute notice) to the HF Stockholders and the GA Stockholders;

If to a Management Stockholder or an eRx Stockholder, to the address or facsimile number set forth on the signature pages hereto with respect to such Management Stockholder or such eRx Stockholder, as applicable;
or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 7.15 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
          Section 7.16 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
          Section 7.17 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.
          Section 7.18 Expenses. The Company will reimburse each of the GA Stockholders and the HF Stockholders for all reasonable out-of-pocket fees and expenses incurred by each in connection with the transactions contemplated by this Agreement.
          Section 7.19 Indemnification. The Company will indemnify, exonerate and hold the Institutional Stockholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Institutional Stockholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries or the actual or alleged act or omission of such Institutional Stockholder’s Director nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified party or other related Persons); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and shall extend to such Indemnified Party’s successors and assigns. Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 7.19.
          Section 7.20 No Third Party Beneficiaries. Except as expressly provided in Section 3.1, Section 5.9 and Section 7.19, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.
[Signatures on Next Page]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders’ Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY: EMDEON INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary.

[Signature Page to the Stockholders’ Agreement]

INSTITUTIONAL STOCKHOLDERS: HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.
By:	Hellman & Friedman Investors VI, L.P.,
its General Partner
By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen Thorpe
	Name:	Allen Thorpe
	Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.
By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen Thorpe
	Name:	Allen Thorpe
	Title:	Managing Director

HFCP VI DOMESTIC AIV, L.P.
By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen Thorpe
	Name:	Allen Thorpe
	Title:	Managing Director
[Signature Page to the Stockholders’ Agreement]

H&F HARRINGTON AIV II, L.P.
By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen Thorpe
	Name:	Allen Thorpe
	Title:	Managing Director

HELLMAN & FRIEDMAN INVESTORS VI, L.P.
By:	Hellman & Friedman LLC,
its General Partner

By:	/s/ Allen Thorpe
	Name:	Allen Thorpe
	Title:	Managing Director
[Signature Page to the Stockholders’ Agreement]

GENERAL ATLANTIC PARTNERS 83, L.P.

By:	General Atlantic GenPar, L.P.,
its General Partner

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director
GENERAL ATLANTIC PARTNERS 84, L.P.
By:	General Atlantic GenPar, L.P.,
its General Partner

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP Coinvestments CDA, L.P.
By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director
[Signature Page to the Stockholders’ Agreement]

GAP-W, LLC
By:	General Atlantic GenPar, L.P.,
its Manager

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAPSTAR, LLC
By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President and CFP

GAP Coinvestments III, LLC
By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Member

GAP Coinvestments IV, LLC
By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Member

GAPCO GmbH & Co. KG
By:	GAPCO Management GMBH,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Procuration Officer
[Signature Page to the Stockholders’ Agreement]

MANAGEMENT STOCKHOLDERS:
By:	/s/ Tracy L. Bahl
	Name:	Tracy L. Bahl
Address: Facsimile:

By:	/s/ Edward Caldwell
	Name:	Edward Caldwell
Address: Facsimile:

By:	/s/ Patrick Coughlin
	Name:	Patrick Coughlin
Address: Facsimile:

By:	/s/ Damien Creavin
	Name:	Damien Creavin
Address: Facsimile:

By:	/s/ Dinyar S. Devitre
	Name:	Dinyar S. Devitre
Address: Facsimile:

By:	/s/ J. Philip Hardin
	Name:	J. Philip Hardin
Address: Facsimile:

By:	/s/ Jim D. Kever
	Name:	Jim D. Kever
Address: Facsimile:

[Signature Page to the Stockholders’ Agreement]

By:	/s/ Sajid A. Khan
	Name:	Sajid A. Khan
Address: Facsimile:

By:	/s/ George I. Lazenby, IV
	Name:	George I. Lazenby, IV
Address: Facsimile:

By:	/s/ Frank J. Manzella
	Name:	Frank J. Manzella
Address: Facsimile:

By:	/s/ Bob A. Newport Jr.
	Name:	Bob A. Newport Jr.
Address: Facsimile:

By:	/s/ Philip M. Pead
	Name:	Philip M. Pead
Address: Facsimile:

By:	/s/ Ben Scully
	Name:	Ben Scully
Address: Facsimile:

By:	/s/ Ryan L. Smith
	Name:	Ryan L. Smith
Address: Facsimile:

By:	/s/ Gregory Stevens
	Name:	Gregory Stevens
Address: Facsimile:

[Signature Page to the Stockholders’ Agreement]

By:	/s/ Gary D. Stuart
	Name:	Gary D. Stuart
Address: Facsimile:

[Signature Page to the Stockholders’ Agreement]

ERX STOCKHOLDERS
/s/ James Fehring
Name:	James Fehring
Address: Facsimile:

/s/ Barry Guld
Name:	Barry Guld
Address: Facsimile:

/s/ Michael Ingram
Name:	Michael Ingram
Address: Facsimile:

LYLE HOLDINGS, LP
By:	/s/ Mark Lyle
	Name:	Mark Lyle
	Title:	President and Member
Address:
Facsimile:

/s/ Kevin Mahoney
Name:	Kevin Mahoney
Address: Facsimile:

[Signature Page to the Stockholders’ Agreement]

NATIONAL HEALTH SYSTEMS, INC.
By:	/s/ Michael Ingram
	Name:	Michael Ingram
	Title:	EVP & CFO
Address:
Facsimile:

NOW TECHNOLOGY, INC.
By:	/s/ Marty Monroe
	Name:	Marty Monroe
	Title:	Vice President
Address:
Facsimile:

/s/ Richard Sage
Name:	Richard Sage
Address: Facsimile:

[Signature Page to the Stockholders’ Agreement]

EXHIBIT A
AMENDED & RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY
(see attached)

EXHIBIT B
BY-LAWS OF THE COMPANY
(see attached)

EXHIBIT C
FORM OF JOINDER TO STOCKHOLDERS’ AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement, dated as of August 5, 2009 (the “Stockholders’ Agreement”), by and among Emdeon Inc., Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., Hellman & Friedman Investors VI, L.P., General Atlantic Partners 83, L.P., General Atlantic Partners 84, L.P., GAP-W, LLC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments CDA, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, the Management Stockholders named therein and the eRx Stockholders named therein, as the same may be amended, supplemented and/or restated from time to time. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have those rights of [Insert if Transferee is a GA Permitted Transferee—a “GA Stockholder” and] [Insert if Transferee is an HF Permitted Transferee—an “HF Stockholder” and] [Insert if Transferee is a GA Permitted Transferee or an HF Permitted Transferee—an “Institutional Stockholder”] [Insert if Transferee is a Management Permitted Transferee—a “Management Stockholder”] [Insert if Transferee is an eRx Permitted Transferee—an “eRx Stockholder”] that are stated in the Stockholders’ Agreement as being applicable to such Joining Party. The Joining Party hereby (i) ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement, and (ii) assumes all of the Transferor’s existing and future Liabilities arising under or relating to the Stockholders’ Agreement.
This Joinder Agreement is for the benefit of the parties to the Stockholders’ Agreement. The Joining Party hereby agrees, upon executing this Joinder Agreement, to deliver a copy of the executed Joinder Agreement to each party to the Stockholders’ Agreement in accordance with Section 7.15 thereto.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _______________
[NAME OF JOINING PARTY]
By:
Name:
Title:
Address for notices:

EXHIBIT D
SPECIFIED VALUE AND TARGET
     “Specified Value” means the initial public offering price per share of the Class A Shares in the IPO.
     “Target” means a price per share of Class A Shares as agreed to by the GA Stockholders and the HF Stockholders and set forth in a written notice delivered to the Company prior to pricing the IPO.